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                                                                   Exhibit 10(D)

                              EMPLOYMENT AGREEMENT


         This Employment Agreement is made on August 2, 1995, between Capital Directions, Inc. ("CDI"), Mason State Bank ("Bank"), and Timothy Gaylord ("Gaylord").

         WHEREAS, CDI desires to employ Gaylord, and

         WHEREAS, Gaylord desires to be employed by CDI, and

         THEREFORE, CDI and Gaylord hereby enter into this Employment Agreement ("Agreement") on the following terms and conditions.

         1. a. CDI owns all the voting common stock of the Bank. CDI agrees to employ Gaylord as its President and Chief Executive Officer for a term of 2 years, effective as of October 1, 1995. Bank agrees to employ Gaylord as its President and Chief Executive Officer for a term of 2 years, effective as of October 1, 1995. This agreement will automatically renew for subsequent 1 year periods, unless any party gives the other parties written notice at least 90 days before the end of the period of the intention not to renew the Agreement. Thus, if either CDI or the Bank or Gaylord gives such notice, this Agreement shall not be automatically renewed. In the event that the Bank or CDI gives such notice, Gaylord shall be paid a severance payment an amount equal to 6 months salary upon expiration of the Agreement. It is specifically understood that in the event of Gaylord's solely initiated termination, no severance payment shall be due to Gaylord as described above.

         b. Gaylord shall be an employee and officer of CDI and CDI may direct Gaylord to perform duties as President and Chief Executive Officer of one or more of its subsidiary corporations, including Bank. The Executive's activities as President and Chief Executive Officer of Bank shall in no way affect the enforceability of this Agreement and shall in no way diminish Gaylord's status as an employee of CDI or his right to compensation under this Agreement.

         2. Bank, CDI, and Gaylord enter into this Agreement for the purpose of establishing Gaylord's salary and benefits, and to provide for Gaylord's income in the event that Bank or CDI is acquired by a bank holding company, financial institution, or a group of individuals acquiring majority control as defined by the federal Change in Bank Control Act. Acquisition or control of either CDI or the Bank shall hereinafter be referred to as acquisition or control of the Bank.

         3. In the event the Bank is acquired or control of the Bank is acquired, as referred to hereinbefore, the following shall take effect:

                  A. In the event of an involuntary termination or reduction in status and compensation in connection with a change of control of the Bank, all rights under the Bank's Incentive Stock Options Plan become immediately vested and exercisable.
                  B. In the event Gaylord is dismissed without cause or if his status and compensation are reduced without cause by the acquiring bank holding



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                           company, financial institution or control group after
                           acquisition or change in control but within 1 year of said acquisition or change in control, Gaylord shall be paid outright or in installments, at his option, an amount equal to his annual salary.
                  C. In the event Gaylord voluntarily terminates his employment with CDI and/or Bank after its acquisition or change in control referred to hereinbefore, then there shall be no obligation for payment of any amount under the terms of this Agreement. Said voluntary termination shall terminate all of the obligations and liabilities of the Bank, CDI, and any acquiring organization or control group under this Agreement.
                  D. In the event Gaylord's compensation (including salary and benefits) title and level of responsibility are, without cause, in any way reduced, then Gaylord shall have the election to effect the salary payout provided by Section 3.B. A reduction in Gaylord's compensation, including salary and benefits, or his title and level of responsibility, without cause, shall be considered the same as a dismissal of Gaylord as provided for in Section 3.B.

         4. It is further agreed between the parties that Gaylord's annual salary shall be directly related to the Board of Director's reasonable and good faith determination of the value of his services to the Bank.

                  A. Gaylord's annual salary rate for 1995 shall be $85,000. Any salary adjustments will become effective and payable as of October 1, 1995.
                  B.       Gaylord shall receive the following fringe benefits:

                           Gaylord is entitled to all employee benefits provided for executive level employees as listed in the Capital Directions, Inc. and its Subsidiaries Administrative Regulations and Personnel Handbook. In addition, Gaylord will receive a fully paid club membership and dues, stock options, and bonuses as granted by the Board of Directors.

                           Changes may be made to the salary and fringe benefits herein set forth and such changes shall be set forth in Attachment A. When Attachment A has been signed by the Chairmen of the Boards of both CDI and the Bank and the Executive, that salary and fringe benefits shall be effective.

                  C.       Gaylord agrees to fulfill the assigned
                           responsibilities of President and Chief Executive Officer and to work diligently on behalf of Bank to achieve the goals and objectives set forth by the Bank's Board of Directors.

         5. In the event of any violation by Gaylord of any terms of this Agreement, or if there is cause for termination of Gaylord, Gaylord's employment may be terminated immediately, without notice, at any time, and with compensation only to the date of the termination of Gaylord. "Cause" for termination shall include the following events, but this list is simply some examples and is not all-inclusive:

                  1. repeated unsatisfactory performance or repeated uncooperative conduct;
                  2.       the death of Gaylord;
                  3. the disability of Gaylord rendering him unable to perform the services required under the Agreement for a period of 90 days within any 120-day period;


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                  4.       known substance abuse by Gaylord;
                  5. felony conviction or plea (of nolo contendere or otherwise) of Gaylord, if the felony involves moral turpitude;
                  6. misdemeanor conviction or plea (of nolo contendere or otherwise) of Gaylord, if the misdemeanor involves moral turpitude;
                  7. Gaylord's repeated unprofessional, irresponsible, or disruptive language or conduct in the performance of his duties;
                  8. Gaylord's dishonesty, breach of professional or corporate ethics, or criticism by a regulatory agency involving a serious violation of law or regulations;
                  9. for Gaylord's failure to meet the goals and objectives which shall be established by the Boards of CDI and the Bank from time to time; or
                  10. Gaylord's substantial breach of any significant term of this Agreement, including, but not limited to, continued unsatisfactory job performance.

         If criminal charges as described above in subsections (5) and (6) are made against Gaylord, the Bank shall have the discretion to suspend Gaylord for any period of time, except that the suspension shall end if charges do not result in a conviction or a plea (either of guilty or nolo contendere) of either the original charge or of any lesser charge. If a regulatory agency criticizes Gaylord for serious regulatory violations, the Bank shall have the discretion to suspend Gaylord for any period of time, except that if the alleged violations are resolved in his favor, the suspension shall end. A suspension, pursuant to items
         (5), (6), or (8), above, would entail the cessation of the performance of duties and all compensation.

         The Chairman of the Board of the Bank shall retain the power and authority to suspend Gaylord based on his determination that one of the events described above has occurred.

         Termination of this Agreement shall not relieve Gaylord of his responsibilities to complete any records, cooperate with the Bank and CDI on any litigation, claims, or investigations, and otherwise fulfill all responsibilities under this Agreement which should have been rendered prior to early termination.

         6.

                  a. All parties specifically and knowingly waive their rights to a jury trial. Any dispute or controversy concerning the termination of employment or the reduction of compensation, title, or level of responsibility between Gaylord and CDI or the Bank shall be resolved by arbitration under the laws of the State of Michigan. Venue for any arbitration will be Ingham County.

                  b. The arbitration proceeding shall be conducted under the Employment Dispute Resolution Rules of the American Arbitration Association in effect at the time a demand for arbitration of the dispute is made. The decision and award of the arbitrator made under the AAA rules shall be exclusive, final, and binding on all parties, their heirs, representatives, successors, and assigns. Judgment upon the award rendered by the arbitrator may be rendered in any circuit court having jurisdiction of the matter. In the event Gaylord, CDI, or the Bank shall require equitable relief prior to the selection of any arbitrator to resolve the dispute, either party may seek temporary equitable relief from any court having jurisdiction of the dispute, subject to any final relief awarded by the arbitrator.


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                  c.       Limited civil discovery shall be permitted for the
                           production of documents and the taking of depositions, provided, however, that no party is permitted to take the deposition of more than three witnesses except by agreement of the other party or upon order of the arbitrator pursuant to the motion of a party. Subject to the foregoing limitations, discovery shall be conducted in accordance with the Federal Rules of Civil Procedure with any enforcement issues resolved by the arbitrator.

                  d. The arbitration and all proceedings, discovery, and any award of the arbitrator, is confidential. Neither the parties nor the arbitrator shall disclose any information gained during the course of the arbitration to any person or entity who is not a party to the arbitration unless permitted by law. Attendance at the arbitration shall be limited to the parties and those called as witnesses.

         7. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  If to CDI and the Bank:      Mr. Douglas W. Dancer
                                               Chairman of the Boards of:
                                               a. Capital Directions, Inc. and
                                               b. Mason State Bank
                                               322 S. Jefferson St., Box 130
                                               Mason, MI  48854

                  If to Gaylord:               Mr. Timothy Gaylord
                                               1066 Killdeer Dr.
                                               Mason, MI  48854

                  or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing signed by Gaylord, CDI and the Bank. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similarly or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

         9. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. CDI agrees that the services Gaylord performs for any of its subsidiaries, including the Bank, ultimately redound to the benefit of CDI. Accordingly,



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                  CDI agrees that insofar as the Bank, for any reason
                  whatsoever, is unable to perform any obligations assumed hereunder, CDI shall fully and timely perform the same.

         11. In consideration of the payment of severance as provided in Paragraph 1.A., for a period of one (1) year after Gaylord's last day of employment, Gaylord agrees to not provide financial services or otherwise compete with the business of CDI and the Bank in the City of Mason and a three (3) mile radius. This prohibition includes services whether as an employee, independent contractor, officer, director, consultant, partner, or other affiliation.

         12.      Confidential Information

                  a. In connection with Gaylord's employment with the Bank and CDI, Gaylord will have access to information or materials that are considered trade secret, confidential and/or proprietary ("Information"). Information includes, but is not limited to, compilations of data, strategic plans, sales and marketing plans, customer and supplier information, financial information, and proposed agreements, and applies to such Information whether communicated orally, in writing, electronically, or by any other means.

                  b. Information created by Gaylord during Gaylord's employment with the Bank and CDI that relates to the business of the Bank or CDI (or prospective business opportunities), or uses the Bank and/or CDI information, or is created with Bank or CDI resources (including staff, premises, and equipment), belongs to the Bank and/or CDI. This Information includes copyrightable works of original authorship (including but not limited to reports, analyses, and compilations, business plans, new product plans), ideas, inventions (whether patentable or not), knowhow, processes, trademarks and other intellectual property. All works of original authorship created during Gaylord's employment with the Bank and CDI are "works for hire" as that term is used in connection with the U.S. Copyright Act. Gaylord hereby assigns to the Bank and CDI all rights, title, and interest in work product, including copyrights, patents, trade secrets, trademarks, and knowhow.

                  c. Gaylord shall use Information only for the benefit of the Bank and CDI and not for Gaylord's own benefit. Gaylord shall not disclose Information to third parties, and shall not take Information or Bank and/or CDI materials upon termination of Gaylord's employment.

                  d. Information will be used only by the Bank and CDI staff who have a need to access it in order to do their jobs, shall be maintained in secure physical locations, shall not be disclosed to any other company or person except in connection with Bank or CDI business activities.

                  e. The confidentiality provisions of this Agreement survive termination of the employment relationship with the Bank and CDI and shall survive for so long a period of time as the Information (including Proprietary Materials) is maintained by the Bank and/or CDI as confidential.

         13.      Nonsolicitation of Bank and CDI Employees and Customers

                  a. During the term of Gaylord's employment and for a period of one (1) year after Gaylord's last day of employment, Gaylord agrees not to solicit for hire, any then-current Bank or CDI employees, or to contact them for the purpose of inducing them to leave the Bank and/or CDI.


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                  b.       During the term of Gaylord's employment and for a
                           period of one (1) year after Gaylord's last day of employment, Gaylord agrees not to contact any then-current Bank or CDI customers for the purpose of inducing them to leave the Bank and CDI or to discourage them from doing business with the Bank or CDI. Gaylord agrees that, for such time period, Gaylord will not provide financial services to any person or business customer who was a customer of the Bank or CDI at the time of Gaylord's departure from the Bank or CDI.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of October 1, 1995.

         MASON STATE BANK                          CAPITAL DIRECTIONS, INC.
         ("Bank")                                  ("CDI")


         By:    /s/  Douglas W. Dancer             By:    /s/  Douglas W. Dancer
              --------------------------                ------------------------
                Douglas W. Dancer                         Douglas W. Dancer
                Chairman of the Board                     Chairman of the Board



                                                   ("Gaylord")



                                                   /s/  Timothy Gaylord
                                                   -----------------------------
                                                   Timothy Gaylord, Individually